As filed with the Securities and Exchange Commission on February 4, 2008
Registration No. 333-149036

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-1/A

Pre-Effective Amendment No. 2 to Form SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TITLE STARTS ONLINE, INC.
(Name of Registrant in its Charter)

Nevada (State or Jurisdiction of Incorporation or Organization)	6541 (Primary Standard Industrial Classification Code Number)	26-1394771 (I.R.S. Employer Identification No.)

7007 College Boulevard
Suite 270
Overland Park, KS 66211

(Address and Telephone Number of Principal Executive Offices)

Mark DeFoor
President and Chief Executive Officer
Title Starts Online, Inc.
7007 College Boulevard
Suite 270
Overland Park, KS 66211
913.832.0072

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Bartly J. Loethen
Synergy Law Group, LLC
730 West Randolph Street, 6th Floor
Chicago, IL 60661
312.454.0015

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share(1)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(2)
Common Stock	900,000	$	0.25	$	225,000	$	8.84	(3)

(1) (2)	This price was arbitrarily determined by the Company. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:
Title Starts Online, Inc. previously filed a registration statement on Form SB-2 (SEC File No. 333-149036) on February 4, 2008 to register 900,000 shares of common stock. This pre-effective amendment amends the registration statement to update certain information contained therein and is filed as a registration statement on Form S-1 to comply with SEC rules and regulations which became effective February 4, 2008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated _____________, 2008

PRELIMINARY PROSPECTUS

TITLE STARTS ONLINE, INC.

900,000 SHARES OF COMMON STOCK

This prospectus relates to the offering of a minimum of 200,000 and a maximum of 900,000 shares of common stock of Title Starts Online, Inc., (the “Company”) in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The shares will be sold through the efforts of our officers and director. The offering price is $0.25 per share (the “Offering Price”). The offering period will begin on the date this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and continue, unless extended or terminated, until 5:00 P.M. Local Time, on September 30, 2008 (the “Offering Period”). In the event that a minimum of 200,000 shares are not sold within the Offering Period, all money received by us will be promptly returned without interest or deduction of any kind. Subscription funds will be held until closing by Synergy Law Group, LLC, as escrow agent, in an escrow account at Charter One Bank. The minimum purchase requirement for each investor in this offering is $1,250 or 5,000 shares. Prior to this offering, there has been no public market for the common stock.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is _______________, 2008

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	7
Forward Looking Statements	12
Use of Proceeds	12
Determination of Offering Price	13
Plan of Distribution	13
Legal Proceedings	15
Directors and Officers	15
Beneficial Ownership	16
Description of Securities	16
Interests of Named Experts and Counsel	17
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	17
Description of Business	18
Management's Discussion and Analysis or Plan of Operation	21
Description of Property	22
Experts	22
Certain Relationships and Related Transactions	22
Market for Common Equity and Related Stockholder Matters	23
Executive Compensation	24
Reports to Security Holders	24
Financial Statements	25

Prospectus Summary

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors. Unless the context indicates otherwise, the words “we,” “us” “our” or the “Company” refer to Title Starts Online, Inc.

Overview

This Prospectus relates to the offering of shares by Title Starts Online, Inc., a Nevada corporation. The Company proposes to raise a minimum amount of $50,000 (the “Minimum Offering Amount”) and an maximum amount of $225,000 (the “Maximum Offering Amount”) through the sale of a minimum of 200,000 shares and a maximum of 900,000 shares of Company common stock with a par value $.001 (each a “Share” and collectively the “Shares”) at the price of $0.25 per Share (the “Offering”) as more fully described in “Plan of Distribution.” Subscription funds will be held until closing by Synergy Law Group, LLC, as escrow agent, in an escrow account at Charter One Bank. The Report of the independent registered public accounting firm which audited the Company’s financial statements for the year ended December 31, 2007 contains an opinion that there is substantial doubt about the Company’s ability to continue as a going concern because the Company has no business operations, has negative working capital and minimal stockholders’ equity. See “Risk Factors” beginning on page 7.

The Company

Title Starts Online, Inc. was incorporated under the laws of the state of Nevada on November 13, 2007. The Company's principal offices are located at 7007 College Boulevard, Suite 270, Overland Park, KS 66211. Our telephone number there is 913.832.0072. Our fax number is 913.747.3001. We are also in the process of creating a website which will be www.titlestarts.com. Information included on our website is not a part of this Prospectus.

The Company is in its development stage with no revenues to date. The majority of the activities to date have revolved around defining requirements from residential title abstractors in the Kansas City area to determine the value proposition of a consolidated title start website business. In the title insurance business, abstractors are required to research any and all encumbrances on specific properties which are in the process of being refinanced or sold. This search is completed by merging data from a variety of sources, some online and some in log books physically maintained by local governmental entities and private production plants. The research results are then compiled into a commitment of title insurance which is submitted to the entity requesting the information. The Company intends to develop a central repository for title starts and plans to deliver two categories of products - title starts and a title search template - along with a tips and tools area via the Company’s website. The website will have the functionality to manage new title search findings based on unique user identification to facilitate order processing, to offer remote storage and minimize redundant data entry. Users will also have the ability to shop for existing title starts and utilize innovative search techniques to expedite their search. The Company’s products remain in the developmental stage. The Company’s next step is to conduct focus groups to test utility and function of the products. After the function and utility are established, the Company plans to market its product within the title insurance industry.

Mark DeFoor, the primary founder of the Company, is also a Director, President and Chief Executive Officer. Mr. DeFoor earned a Bachelor’s of Business Administration (1993) and a Master’s of Business Administration (1995) from the University of Missouri at Kansas City. Mr. DeFoor’s previous experience includes the development of the National Association of Insurance Commissions Central Repository of Producer Agents as well as the operation, purchase and sale of several title insurance companies.

The Company anticipates that title abstractors will represent a significant segment of the total subscribers in this Offering. The Company’s registration of the Shares with the potential development of a market to sell the Shares is intended to provide its investors with an additional incentive to become part of the Company. While the registration of its Shares is for the purpose of creating a public market, there is no guarantee that a public market will ever exist for the Company’s Shares or that, if developed, can be sustained.

The Offering

Securities Being Offered	The Company is offering for sale a minimum of 200,000 and a maximum of 900,000 shares of its common stock.

Initial Offering Price	The Offering Price is $0.25 per Share. The Offering Price was determined arbitrarily by the Company.

Terms of the Offering	The Shares will be sold through the efforts of our officers and director beginning on the date this registration statement is declared effective by the SEC.

Termination of the Offering
The Offering will conclude on September 30, 2008. We may, in our sole discretion, terminate the Offering prior to the end of the Offering Period for any reason whatsoever. No subscription will be accepted unless payment is received by September 30, 2008.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See ‘‘Risk Factors’’ beginning on page 7.

Common Stock Issued And Outstanding Before Offering	3,100,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering
Upon completion of the Offering, we will have 3,300,000 shares of common stock issued and outstanding if we sell the minimum number of shares offered in this Offering. We will have 4,000,000 shares of common stock issued and outstanding upon completion of the Offering if we sell the maximum number of Shares offered in this Offering.

Use of Proceeds
The Company will use the net proceeds from the Offering substantially for general corporate purposes primarily in the areas of product development, marketing, advertising, promotion, acquiring relationships and general working capital.

Summary Financial Information

Balance Sheet Data	12/31/07 (Audited)		3/31/08 (Unaudited)

Cash	0		2,500
Total Assets	18,391		30.442
Liabilities	17,091		30,062
Total Stockholders’ Equity	1,300		380

Statement of Loss and Deficit From Incorporation on November 13, 2007	To 12/31/07 (Audited	)	To 3/31/08 (Unaudited	)

Revenue	0		0
Net Loss and Deficit	(1,800)		(2,720)

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares we are offering. The risks described below are not the only ones we will face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our financial performance and business operations. If any of these risks actually occur, our business and financial condition or results of operation may be materially adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Company

The report of the independent registered public accounting firm which audited the Company’s financial statements as of December 31, 2007 expresses substantial doubt as to the Company’s ability to continue as a going concern.

In the report dated April 24, 2008 of the independent registered public accounting firm which audited the Company’s financial statements as of December 31, 2007, the independent registered public accounting firm expressed substantial doubt as to the Company’s ability to continue as a going concern. Underlying the accounting firm’s opinion are the absence of any business operations by the Company, its negative working capital position and minimal stockholders’ equity. The notes to the Company’s audited financial statements provide that continuation as a going concern is dependent upon the operations of the Company which in turn are dependent upon the Company’s ability to meet its financial requirements, raise additional capital and the success of its future operations, and there is no assurance that the Company will be successful in accomplishing these objectives.

Purchasers may have difficulty evaluating the Company’s business because of the absence of any operating history.

The Company was incorporated on November 13, 2007, and to date, we have been involved primarily in organizational activities. The Company has no revenue history, no operating history and has not delivered any products or product-related services to customers. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. There is no guarantee that we will commence business operations or that our business operations will be profitable. For this reason, investors are encouraged to review the Company’s financial information and prospects, to have discussions with representatives of the Company and to engage professional advisors to evaluate an investment in the Company.

If we do not obtain additional financing, our business will fail.

Our business plan calls for ongoing expenses in connection with the development of the business of the Company. We have not generated any revenue from operations to date. We may not be able to implement our business plan without obtaining additional financing. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. If adequate funds are not available to satisfy our immediate or intermediate capital requirements, we will limit our operations significantly. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. The most likely source of future funds presently available to us is through the sale of additional shares of common stock, which could result in dilution to existing shareholders.

The Company has a lack of profit and uncertain profit outlook.

The Company has no history in operating its business on which to evaluate the Company and its prospects. If customers do not adopt the Company’s products and services due to the Company’s operating history, the Company’s profits will be significantly and negatively affected. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered in this context.

If the Company does not generate sales in a timely manner, the Company may run out of cash.

The Company’s business plan is dependent on sales and anticipates that such sales will commence in the third quarter of 2008. The Company will hire staff and incur recurring expenses and plans to increase staffing and expense levels in anticipation of revenues assuming proceeds from this Offering make such expenditures feasible. In the event that revenues do not occur in a timely manner, the Company will need to dramatically reduce costs and may run out of cash.

If the market chooses to buy competitive products and services, the Company will not be financially viable.

Although the Company believes that its products will be of commercial usefulness, there is no verification by the marketplace that the Company’s products and services will be purchased by customers. If the market chooses to buy competitive products and services, it may be more difficult for the Company to be profitable and the Company's business would be substantially harmed. The Company believes that the purchase of its products is also highly dependent on perceptions of risk, financial viability of the Company, ability to provide related services and support, and other factors including brand perception, references, and commercial linkage between these sales and other products and services. If the Company is not able to manage these perceptions, it may not be able to meet its forecasts and projections.

The Company’s competitors are larger and have greater resources, giving them the ability to utilize commercial practices that prevent customers from buying the Company’s products and services.

The Company's competitors are larger and have resources greater than those of the Company; therefore, there can be no assurance that potential customers will buy from the Company, as opposed to the Company's competitors. If potential customers do not buy from the Company, the Company's business would be significantly harmed. Competitors may also have greater leverage and stronger relationships with their customers, as well as the ability to offer lower prices, which could affect the Company’s ability to procure customers or cause customers to change vendors.

The Company’s results may fluctuate significantly from projections.

The Company’s anticipated revenues are based on projections, and results may vary widely from such projections.

The Company is reliant on senior management.

The Company believes that its success is significantly dependent upon the continued participation and collective skills of the executive officers. In addition, certain knowledge and skills possessed by executive officers and key Company employees may not be able to be replaced quickly or at all. Members of senior management are under no obligations to remain with the Company. If several senior management members do not remain with the Company, the Company's business would be significantly harmed.

The Company plans significant expenses for research and development.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The Company plans to incur significant research and development expenses intended to adapt and expand to this evolving industry and achieve competitive advantage. If the Company does not generate sufficient profit, the business could be harmed. If it is necessary to raise additional funds to pay for further research and development through the issuance of equity securities, the current stockholders would be diluted and their interests might become subordinate to the rights and preferences of the holders of new equity securities.

The Company has an uncertain ability to meet future cash needs.

It is likely that the Company will need additional financing in the future, either as a result of adverse developments, or as a result of rapid growth or volatility in business levels or business conditions. If such financing is unavailable, it could have a serious adverse effect on the Company’s ability to survive.

The Company must develop delivery and support infrastructure to be viable in the market.

The Company is in an early stage of development, and if the Company does not develop the necessary infrastructure to support its customers, its business could suffer or fail.

The Company’s business plan is highly sensitive to many factors, and thus Company performance is not easily predictable.

The title insurance industry is sensitive to many factors, including competition with larger companies, market demand, research and development expenditures, and the ability to stay competitive in the industry. Given these and other market factors, the Company cannot predict with certainty its short- and long-term performance and profitability. In addition, even if the Company achieves profitability, given these many factors affecting the Company’s business, the Company may not be able to maintain profitability in the future.

If the Company does not manage growth effectively, the Company’s business could be harmed.

Resource infrastructure and geographic expansion will be required to realize the Company’s growth strategy. Operations growth will place significant demands on the management and other resources of the Company, which demands are likely to continue. To manage future growth, the Company will need to continue to attract, hire and retain highly skilled and motivated officers, managers and employees for:

1. Sales, marketing, business development and customer service;
2. Technical support, software development and integration;
3. Operational and financial management; and
4. Training, integrating and managing the growing employee base.

The Company may not be successful in selecting, managing or expanding its operations and markets or maintaining adequate management, financial and operating systems and controls. The Company may not be able to achieve desired geographic expansion without additional investment.

Experience of management may not be adequate to achieve projections.

While Company’s officers have history and experience in the title industry, there is no guarantee that such experience will ensure that they are able to reach the Company’s projections.

Any additional financing through sales of our common stock will result in dilution to existing shareholders.

We will require additional capital in order to achieve our business plan. Our most likely source of additional capital will be through the sale of additional shares of common stock. The sale of additional shares of common stock will result in dilution to our existing stockholders and will negatively affect the value of an investor’s Shares.

Risks Related To the Title Insurance Industry

The title insurance industry is intensely competitive, and if the Company fails to successfully compete in this industry, its market share and business will be harmed.

The markets for the products and services offered by the Company are intensely competitive and characterized by rapidly changing technology, evolving regulatory requirements and changing consumer demands. Large companies may at any time attain positions of competitive advantage that the Company will find difficult to counteract.

There can be no assurance that the Company will be able to successfully compete with any current or potential providers of products and services competitive with those of the Company.

The Company’s success depends, in part, on its ability to protect, develop and secure proprietary information and intellectual property.

Although the Company intends to pursue protection of its intellectual property, there is no assurance that such protection will be available or sufficient to preclude competition. Competitors may develop similar or superior products, software, business models and intellectual property. This could have serious impact on the ability of the Company to succeed. If the Company fails to protect, develop and secure proprietary information and intellectual property, the value of the Company could be impaired.

If the Company is unable to adapt to the rapid technological change in its industry, the Company will not remain competitive and its business will suffer.

The Company’s market is characterized by rapidly changing technologies and evolving industry standards. The recent growth of the Internet and intense competition in the industry exacerbate these market characteristics. The Company’s future success will depend on the Company’s ability to adapt to rapidly changing technologies by continually improving the features and reliability of its products. The Company may experience difficulties that could delay or prevent the successful introduction or marketing of new products and services. In addition, new enhancements must achieve significant market acceptance. The Company could also incur substantial costs if the Company needs to modify its service or infrastructures or adapt its technology to respond to these changes.

The title insurance industry is subject to natural fluctuation.

The title business is seasonal for purchase transactions and depends largely on interest rates in connection with refinance transactions. It is likely that the Company will be subject to these same types of performance fluctuations. The real estate market is subject to fluctuation and is currently is a state of decline. The condition of the real estate market and economic conditions in general will strongly affect the viability of the Company’s plans.

Risks Related To Regulations

The Company's failure to comply with existing regulations and future regulations could subject the Company to penalties.

The Company will provide products and services in multiple jurisdictions. Any failure of the Company to comply with existing regulations or regulations adopted in the future in those jurisdictions could subject the Company to penalties. Compliance matters could also increase the Company’s costs and affect the Company’s ability to meet its projections. The Company will assess regulations and requirements of certain jurisdictions for its products and may need to retain outside experts in order to ensure compliance. While the Company does not believe that its current structure will require it to obtain insurance licenses or other types of licenses, it is possible that state insurance commissions would take an alternate view, which could subject the Company to penalties and fines and require the Company to go through the costly and time-consuming licensing application process in each such jurisdiction which takes the position that the Company must hold an insurance license therein.

Risks Related To Customers

The Company’s products are not yet proven with customers.

Until the Company has finished developing its products, there is uncertainty regarding the products’ acceptability to customers and as a result, their viability within the customers’ sales channels. In the event that acceptance is delayed, or in the event that customers promote competitive products, the Company would be seriously harmed.

Risks Related To The Offering And
The Purchase and Ownership of Stock

The Company will hold subscription funds in escrow during the Offering Period which may extend to September 30, 2008.

Subscription funds submitted by subscribers will be held at Charter One Bank in an escrow account by Synergy Law Group, LLC, the Company’s escrow agent, during the Offering Period which expires on September 30, 2008 unless earlier terminated by the Company. During such time, subscribers will have no right to the issuance of the shares for which they have subscribed. If the Company fails to receive subscriptions for at least the Minimum Offering Amount or terminates or withdraws the Offering for any reason or if the subscriber’s subscription is rejected in whole or in part for any reason, subscription funds will be returned to subscribers without any interest earned on the funds.

The Offering Price of the Shares is arbitrary.

The price of the Shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The Company has a lack of dividend payments.

The Company has no plans to pay any dividends in the foreseeable future.

Certain Company actions and the interests of stockholders may differ.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change of control transaction that could be beneficial to stockholders. As a result, the value of stock could be harmed. Purchasers should be familiar with the equity breakdowns among stockholders of the Company.

The Company’s management team will have broad discretion over the use of proceeds.

The Company’s management will retain broad discretion as to the allocation of the proceeds of this Offering, and the Company may not be able to invest these proceeds to yield a significant return.

Purchasers will experience immediate and substantial book value dilution.

The price of the Shares offered hereunder is expected to be substantially higher than the net tangible book value of each outstanding share of stock. Investors who purchase Shares in this Offering will suffer immediate and substantial dilution.

The Company may be subject to rights of preferred stockholders including mandatory redemption.

At some point in the future, the Company may authorize and issue preferred stock. The rights attached to preferred shares could affect the Company’s ability to operate, which could force the Company to seek other financing. Such financing may not be available on commercially reasonable terms or at all and could cause substantial dilution to existing stockholders.

Our Common Stock may be subject to “penny stock” rules which may be detrimental to investors.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

We have the right to issue up to 75,000,000 shares of preferred stock, which may adversely affect the voting power of the holders of other of our securities and may deter hostile takeovers or delay changes in management control.

We may issue up to 75,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determine from time to time. To date, we have not issued any shares of preferred stock. Our board of directors is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Forward Looking Statements

This Prospectus contains projections and statements relating to Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," or similar terms. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things: (1) trends affecting the Company’s financial condition, results of operations or future prospects, (2) the Company’s business and growth strategies and (3) the Company’s financing plans and forecasts. Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation, the Company’s inability to raise additional funds to support operations and capital expenditures, the Company’s inability to effectively manage its growth, the Company’s inability to achieve greater and broader market acceptance in existing and new market segments, the Company’s inability to successfully compete against existing and future competitors, the Company’s reliance on independent manufacturers and suppliers, disruptions in the supply chain, the Company’s inability to protect its intellectual property, other factors described elsewhere in this Prospectus, or other reasons. Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

Use of Proceeds

Assuming 900,000 Shares are subscribed for in this Offering, and after netting anticipated Offering expenses, the net proceeds from the sale of the Shares will be approximately $188,800. If subscriptions are received for 200,000 shares, after netting anticipated Offering expenses, the net proceeds from the sale of the Shares will be approximately $13,800. The Company intends to use the net proceeds from the Offering substantially for general corporate purposes primarily in the areas of marketing, advertising, promotion, acquiring relationships with title abstractors and title agencies and general working capital. In allocating the proceeds, the Company’s highest priority will be to develop the product to a functional stage. After the product is functional, the Company’s next priority will be to market, advertise and promote the product. The Company believes that receipt of only the minimum proceeds will be sufficient to develop a functional product. Receipt of the minimum proceeds will support a lesser marketing and product promotion campaign which could result in slower sales of the product. The Company anticipates that the momentum of marketing efforts within the community of title abstractors will be enhanced because of the nature of the title insurance industry. There tends to be significant and frequent communication in the community of title abstractors which would allow a means for exposure of the Company’s product without a corresponding expenditure by the Company for marketing efforts. We believe these proceeds will be sufficient to fund our operations for a period of six months. Set forth below is the Company’s proposed use of proceeds assuming the sale of all of the Shares offered hereunder:

Working Capital

The Company plans to hire employees with technical expertise to refine its products and services. Working capital will support personnel costs as well as the general administration and management of the Company’s start-up phase.

Research and Development

The Company anticipates continuing its research and development efforts to enhance its sales and market position by developing an electronic central title starts repository. Proceeds of this Offering will support the Company’s ongoing research and development efforts. Initially, the Company’s primary focus will be to develop its products for entry into the market. After it sufficiently refines its products, the Company’s principal area of concentration will shift to marketing and promotion of its products.

Marketing/Advertising/Promotion

The Company expects to explore the most advantageous means of marketing, advertising and promotion of the Company’s products and services. The funds generated from this Offering will support the Company’s marketing strategies. Proceeds in the Minimum Offering Amount will allow the Company to pursue marketing campaigns in limited markets. Proceeds in excess of the Minimum Offering Amount will permit the Company to expand the scope of promotional efforts for its products.

Because of the number and variability of factors that determine the use of the net proceeds from this Offering, we cannot assure you that the actual uses of the net proceeds from this Offering will not vary substantially from our currently planned uses. Pending use of the net proceeds from this Offering, we intend to invest the net proceeds from this Offering in money market accounts at insured institutions.

Determination of Offering Price

Prior to this Offering, there has been no market for our common stock. The Offering Price of the Shares offered hereunder was arbitrarily determined by the Company and bears no direct relationship to the value of our assets, book value, net worth, historical or prospective earnings, actual results of operations, trading price of our stock, or any other recognized criteria of value. The Offering Price of the Shares should not be considered as an indication of the actual or trading value of a share of our common stock.

Plan of Distribution

General

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate if or when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, such market may not be sustained in the future. Accordingly, the Shares should be considered totally illiquid, which inhibits investors’ ability to sell their Shares. The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company’s operating results, announcements of technological innovations, new products and/or services or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards or regulatory requirements affecting the insurance business, general market conditions and other factors. In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company’s common stock.

The Offering

The Company is offering to sell a minimum of 200,000 and a maximum of 900,000 Shares pursuant to the terms of this Prospectus in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The Offering Price is $0.25 per Share. The Offering Period will begin on the date this registration statement is declared effective by the Securities and Exchange Commission and will expire on September 30, 2008. We may, within our sole discretion, terminate the Offering prior to the end of the Offering Period. No subscription will be accepted unless payment is received by September 30, 2008. The closing of the Offering and the disbursement of funds are conditioned upon our receipt of subscriptions aggregating no less than $50,000, the Minimum Offering Amount. The minimum dollar amount of Shares that may be purchased by any subscriber is $1,250, unless the Company waives this minimum dollar requirement.

Until the Company receives and accepts subscriptions for a minimum of $50,000, all subscription funds will be held by the Company at Charter One Bank in an escrow account in the name of Synergy Law Group, LLC, as escrow agent. If subscriptions for at least $50,000 have not been received before the expiration of the Offering Period, all subscription funds will be returned to the subscribers, without any interest earned on the funds. If an investor subscribes for at least $1,250 and its subscription is accepted by Company, the subscription funds, together with any interest earned on the funds, will be drawn upon and used by the Company following the closing of the Offering.

The affiliates, officers, directors, employees and stockholders of the Company reserve the right at their option to purchase Shares, but all such purchases shall be without discount and at the full Offering Price per Share. Any such purchase will be counted in determining if the Minimum Offering Amount has been satisfied.

Shares will be sold through the efforts of the officers and director of the Company. There will be no participation by underwriters or broker-dealers. The Shares will be qualified or registered for sale under the “blue sky” laws of certain states. The states in which the Company currently plans to offer the Shares include California, Florida, Kansas, Missouri and Nevada.

Expenses of Offering

The Company will pay all of the costs and expenses in connection with the Offering, including but not limited to all expenses incurred to prepare, reproduce or print this Prospectus, legal expenses and other expenses incurred in qualifying the Offering for sale under federal securities laws and applicable state securities, or “blue sky,” laws. It is estimated that the expenses of the Offering will not exceed $36,200.

Subscription Procedures

If after carefully reviewing and studying this Prospectus, you desire to purchase Shares, you must do the following:

(1) Complete, execute, date and deliver to us the Subscription Agreement which accompanies this Prospectus.

(2) Forward the Subscription Agreement to Carol McMahan, Synergy Law Group, LLC, 730 West Randolph, Suite 600, Chicago, IL 60661, with a wire transfer to Charter One Bank in an amount equal to the total purchase price for the number of Shares you desire to purchase, as per the following instructions:

CHARTER ONE BANK
FED ABA# 241070417
C/O TITLE STARTS ESCROW # 4512173977

All wire transfers should be accompanied by a facsimile notification of the wire to the attention of Carol McMahan at 312.454.0261.

All funds received in connection with the sale of the Shares shall be held until Closing in escrow by Synergy Law Group, LLC, as escrow agent for the Company, at Charter One Bank.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part for any reason or for no reason. We will return all monies from rejected subscriptions to the subscriber without interest or deduction.

Legal Proceedings

There are no pending, nor to our knowledge threatened, legal proceedings against the Company.

Directors and Officers

The directors of the Company hold office for annual terms and will remain in their positions until successors have been elected and qualified. The officers are appointed by the board of directors of the Company and hold office until their death, resignation or removal from office. The ages, positions held, and duration of terms of the directors and executive officers are as follows:

Name	Age	Position
Mark DeFoor	37	Director, President and Chief Executive Officer
Melissa Yarnell	40	Secretary

Mark DeFoor, Director, President, Chief Executive Officer:

Mark DeFoor is a Director, President and Chief Executive Officer of Title Starts Online, Inc. Mr. DeFoor earned a Bachelor’s of Business Administration (1993) and a Master’s of Business Administration (1995) from the University of Missouri at KC. Mr. DeFoor’s previous experience includes the development of the National Association of Insurance Commissions Central Repository of Producer Agents as well as the purchase, operation and sale of several title insurance companies.

Melissa Yarnell, Secretary:

Melissa Yarnell is the Secretary of Title Starts Online, Inc. Mrs. Yarnell attended Kansas City Kansas Community College and has been in the title insurance business since 1990. From 1990 to 1994 Mrs. Yarnell served as an Escrow Closer at ATI/American Land Title Agency and from 1994 to 2003 served as Escrow Manager of Nations Title Agency, Inc. Mrs. Yarnell is currently the Vice President of Escrow Services for Capital Title Agency, Inc. in Kansas City, MO.

Term of Office

Our directors are appointed for one-year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our By-Laws. Our officers are appointed by our board of directors and hold office until removed by the board.

Director Independence

Our determination of independence of directors is made using the definition of ‘‘independent director’’ contained under Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority (“FINRA”). However, we are not at this time required to have our board comprised of a majority of “independent directors” because we are not subject to the listing requirements of any national securities exchange or national securities association.

Employees

At the present time, we have no paid employees. Mark DeFoor, our President and Chief Executive Officer, is currently managing the start-up operations of the Company without compensation.

Beneficial Ownership

The following table sets forth certain information as of the date of this prospectus and following the Offering with respect to the beneficial ownership of the outstanding common stock of the Company by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. The percentage of class is based on 3,100,000 shares of common stock issued and outstanding as of the date of this Prospectus. Unless otherwise indicated below, the address for each individual is 7007 College Boulevard, Suite 270, Overland Park, KS 66211.

	Prior to Offering		Following Offering Assuming Minimum Shares Are Sold		Following Offering Assuming Maximum Shares Are Sold
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class	Amount of Beneficial Ownership	Percentage of Class	Amount of Beneficial Ownership	Percentage of Class
Mark DeFoor	3,100,000	100%	3,100,000	93.9%	3,100,000	77.5%
Melissa Yarnell	0	0	0	0	0	0

Directors and Executive Officers as a Group (2 persons)		100%		93.9%		77.5%

Description of Securities

The following statements are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and By-Laws. The Shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Stock

The authorized capital stock of the Company is 500,000,000 shares of capital stock, consisting of 425,000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 75,000,000 shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).

Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be provided by Board resolution authorizing the issuance of such Preferred Stock or series thereof; and the Board is vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into the common stock of the Company and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

As of the date of this prospectus, there are 3,100,000 shares of common stock issued outstanding. There are no outstanding shares of Preferred Stock.

As of the date of this prospectus, there is one (1) holder of record of the Company’s common stock, who is an affiliate of the Company.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Voting Rights

Each shareholder is entitled to one (1) vote for each share of voting stock. Shareholders are not entitled to cumulative voting rights.

Dividend Policy

We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Transfer Agent

The transfer agent for our common stock will be Empire Stock Transfer Inc. upon completion of this Offering. Its address and telephone number are 2470 Saint Rose Pkwy, Suite 304, Henderson, NV 89074, 702.818.5898. Until the present time, we have acted as our own transfer agent and registrar.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Disclosure of Commission Position on Indemnification
for Securities Act Liabilities

Our Articles of Incorporation and By-Laws provide for the indemnification of Company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Description of Business

Company Overview

Title Starts Online, Inc. is a corporation, incorporated in the State of Nevada on November 13, 2007. The Company's principal offices are currently located at 7007 College Boulevard, Suite 270, Overland Park, KS 66211. Our telephone number there is 913.832.0072. Our fax number is 913.747.3001. All operations, from administration to product development, take place at this location. The Company occupies space within a customer facility owned by our President and Chief Executive Officer, Mark DeFoor, for which it currently pays no rent. There is no obligation for or guarantee that this arrangement will continue in the future.

The Company is in its development stage with no current revenues to date. The majority of the activities to date have revolved around defining requirements from residential title abstractors in the Kansas City area to determine the value proposition of a consolidated title start website business. In the title insurance business, abstractors are required to research any and all encumbrances on specific properties which are in the process of being refinanced or sold. This search is completed by merging data from a variety of sources, some online and some in log books physically maintained by local governmental entities and private production plants. The research results are then compiled into a commitment of title insurance which is submitted to the entity requesting the information.

Organizational Structure

Our President and Chief Executive Officer, Mark DeFoor, is the only individual currently participating in the Company’s start-up activities. At present, he is contributing less than 10 hours per week to handle the operational business functions including corporate administration and development responsibility.

Upon the successful acquisition of funding or an increase in sales, we plan to expand the current staff by adding employees with technical expertise. We anticipate the cost of each of these technical employment positions to be approximately $80,000.00 per year, and we may choose to compensate these employees with consideration other than cash, such as shares of common stock or options to purchase shares of common stock.

Assuming the availability of funds from this Offering or future sales of products, we expect to hire employees to fill the following positions:

DBA – Database Administrator
.Net Systems Developer
Document Management Specialist

We would also like to retain commissioned sales representatives or partner with national insurance underwriters to cross-sell our services. As sales increase, we will be in a position to add customer service representatives to handle inbound calls, handle setup, and assist in operational troubleshooting.

Products and Services

The mission of the Company is to provide fast and reliable title starts to abstractors of small and large title agencies and underwriters.

The Company intends to develop a central repository for title starts and plans to deliver two categories of products – title starts and a title search template – along with a tips and tools area via the Company’s website. The website will have the functionality to manage new title search findings based on unique user identification to facilitate order processing, to offer remote storage and minimize redundant data entry. Users will also have the ability to shop for existing title starts and utilize innovative search techniques to expedite their search.

The existing inventory of title starts will be indexed by multiple categories. This database-driven approach will allow users the ability to search by a number of separate of variables including addresses, names and/or property legal descriptions. The Company will not store any nonpublic information such as social security numbers or dates of birth on the website.

Users will play a unique role in the population of the data on the Company website. As a user places a new title start online, that user will be able to access one of the existing starts placed by another user. Users will then have the capability of ranking the accuracy and completeness of another user’s search.

The Company will use a ranking system for users similar to the ranking system used for sellers on e-bay. Abstractors will be ranked by their peers as to the completeness and accuracy of their searches. If the ranking of an abstractor falls below our pre-determined acceptance level, they will have a “restricted” ranking which will alert purchasers to the quality of the title start requested from a “restricted” user.

Startup and Plan of Operation

The Data Model (Database back-end which houses the physical data logically for efficient access) has entered its second stage of development. Tables within the database have been completed and the relationships between those tables have been connected to ensure data integrity. We have made arrangements for an advisory panel of front line abstractors to test the Data Model to test the primary data components. This proof of concept at this stage will allow for a more efficient development phase of version I of the GUI interface.

The GUI (Graphical User Interface), the portion of the web application which is viewable by the public, is approximately 25% complete.  Testing on the GUI interface will begin with a group of title abstractors who have agreed to volunteer their time to participate in a focus group to ensure the functionality and usability of the application.  Alterations stemming from that focus group will begin with the data model and follow through to the GUI interface. The GUI design is pending approval of the Data Model with the advisory panel/focus group. We are planning two separate interfaces for the initial launch. The first is the information entry screen which will give abstractors at the plant the ability to upload and utilize a standard process to search title. The second will be a search engine which will give the abstractors the ability to access property information.

Over time, we see a third component to the system. This final component will allow imports from industry standard software through an easy-to-use interface. This component may need to be non-standard as each import would require a small amount of mapping to ensure that the load would match our Data Model. If we are successful in acquiring a large, national agency or underwriter as a business partner, we will elevate the priority of the development of this component.

Sales Strategies

We are currently in the development stage of sales strategies. Initially, it appears that the most cost-effective way to generate sales will be to direct as many users as possible to the Company’s website. The site should be developed in a manner which would allow screens to be exported to media for distribution.

Technology / Platform

The web real estate of titlestarts.com is currently being developed utilizing the following products offered remotely by godaddy.com:

Database:	SQLServer
GUI:	Microsofts .net framework

Both products run on the Microsoft’s Server platform.

Godaddy.com is also hosting the Company’s email services and storage of information.

Future Products and Services

As the use of the website grows, the repository of information will become increasingly valuable and, in turn, marketable. Real estate property-related entities, such as property and casualty insurers, home improvement businesses and pest control companies, will be able to see what starts have been viewed and, therefore, ascertain the identity of the properties being transferred.

We also see a cross-marketing potential with the American Land Title Association wherein the website could provide continuing education to abstractor members who use the product. The Company website could easily provide an online tutorial on proper search methods which would promote good practices and which could potentially reduce claims against agencies and underwriters.

Market Needs

Abstractors, also known as searchers, spend a significant portion of their time searching paper documents in local county offices or production plants. Production plants are repositories for real estate property records where plant members have the ability to view information. These production plants are expensive to maintain and are used exclusively by medium or large title agencies and underwriters. The Company intends to offer to small and large title agencies and underwriters electronic access to the same information which is available at production plants. This will allow all abstractors the ability to acquire title starts on a transaction fee basis.

An electronic central title start repository offers the potential for an enormous reduction in the time involved in research by abstractors. The online repository would allow the work of an already researched property to be reutilized for a small transaction fee.

Market Trends

Almost every insurance agency and underwriter in the title industry is intensely interested in the developments in and benefits of technological advances in the industry. These companies are developing brand specific applications to speed the delivery of title commitments to market. While they are spending tremendous amount of time and money on these systems, the systems themselves are not benefiting the front line abstractors.

It is our thought that the future will bring a consolidation of information across agencies and underwriters. Such a vehicle does not currently exist, and the Company hopes to be in a position to offer a central repository of property information to all abstractors eliminating travel and search time in many areas.

Market Growth

Business in all aspects of the real estate industry has constricted over the past year. Mortgage applications have declined, and the ability of the mortgage professionals to place those applications has also declined. Most mortgage lenders have either closed or tightened the guild lines associated with placing the loans.

Title Starts Online, Inc can utilize this time to create, implement and market our solution. The Company hopes that when an upswing in the real estate market occurs, it will be in a position to capture market share.

Competition

The title industry does not currently have a public online resource for title starts. Information is fragmented between legacy log books within local county records and company records within a variety of insurance agencies and underwriters.

The primary competition will be our customers themselves. As a title insurance agency searches a property, the “title start” or searched information is saved within a customer’s file. This record can be either a physical paper file or an image of the documents stored electronically. If, by chance, a title company is asked to research the property again, then the old customer file is opened and the title start will be utilized. In most cases, customers are not in the position of having multiple searches on the same property.

Some title agencies currently have an internal system which will access county records remotely and import them into their system. This system requests new searches from the county each time a property is searched. A system of this type would require data mapping for every county in the United States which is currently web enabled.

Management's Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and plan of operation should be read in conjunction with the Company’s financial statements, the notes to those statements and the information included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

The Company plans to develop its business in three stages: (1) Ensuring market demand through concentrated research and analysis conducted with a group of title abstractors who have volunteered their time to participate in a focus group; (2) Ensuring usability and functionality of the GUI interface by testing the developing product in focus group settings in all phases of product development; and (3) Utilizing a grass roots effort among title abstractors to propel the product into use during the initial phases of the business model.  Title abstractors are our target market for the Company’s products. Input from title abstractors during the development phase and introduction of the products to title abstractors will enhance the likelihood of the usability of the products and validate support from the commercial consumer.  In the event that the Minimum Offering Amount is raised in this Offering, the proceeds received will provide the means for the Company to continue testing of its theories and products and allow for limited marketing. If the Company raises the Maximum Offering Amount, those proceeds will be used for the same purposes, but the Company will be able to proceed with product development at a faster pace and move ahead with a broader promotional campaign.

Plan of Operation

We are a start-up company and have not yet generated or realized any revenues from our business operations.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up phase of development, have not generated any revenues from operations and cannot guarantee we will be successful in our business operations.

Liquidity and Capital Resources

We are attempting to raise money from this Offering to generate cash to begin operations. As of December 31, 2007, our total assets were $18,391, and our total liabilities were $17,091. As of March 31, 2008, our total assets were $30,442, and our total liabilities were $30,062.

The Company has no firm cash commitments for capital expenditures. The Company’s anticipated capital requirements are modest in part due to characteristics inherent to the title starts industry which relies on existing repositories of title information. The Company will use godaddy.com for website hosting and has no associated infrastructure cost. The Company expects that the minimum proceeds from this Offering will be sufficient to support its business plan for twelve months. If the Company receives proceeds in excess of the Minimum Offering Amount, the pace at which the Company can pursue its business plan will be accelerated. Initially, the Company anticipates conducting marketing efforts through the use of outside sales representatives on a commission basis. If it receives only minimum proceeds, the Company will limit the number of markets it can target in initial promotional product campaigns. Although unlikely because the Company does not anticipate an imminent expenditure of funds, the Company may fulfill capital needs by borrowing funds from Mark DeFoor, currently the Company’s sole shareholder. Mr. DeFoor has made a firm commitment to loan up to $25,000 to the Company on an interim basis pending closing of the Offering.

Important Assumptions

The recent downturn in the mortgage refinance market has significantly reduced the number of transactions we believe will be able to be performed. Although the numbers of transactions are not expected to be as high as in recent years, the quantity of companies requiring our product will also decrease. This reduction in the number of companies in the market will make it easier for market penetration and standardization of data inputs.

Description of Property

The Company owns no real estate. Title Starts Online, Inc. is currently utilizing space within a customer facility in Overland Park, KS. The facility is owned by our President and Chief Executive Officer, Mark DeFoor, and the Company presently pays no rent to occupy the space. There is no obligation for or guarantee that this arrangement will continue in the future.

The website is co-located with www.godaddy.com to insure favorable service times while offering the flexibility of increasing data storage and bandwidth without the delay of acquisition and installation of owned services. When revenues and/or raised capital allows, a development environment will be created within the physical location to speed access. Long term, the Chief Technology Officer will make a determination as to the operational location of the production website.

Experts

The financial statements of Title Starts Online, Inc. as of December 31, 2007 and for the period from November 13, 2007 (inception) through December 31, 2007, included in this Registration Statement have been audited by Schumacher & Associates, Inc., independent registered public accounting firm, and have been so included in reliance upon the report of Schumacher & Associates, Inc. given on the authority of such firm as experts in accounting and auditing.

Certain Relationships and Related Transactions

Since inception, the following transactions were entered into with our shareholders.

Our sole shareholder, Mark DeFoor, acquired his shares with the intent to hold the shares for investment purposes and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws.

The certificate was issued with a restrictive legend with respect to the issuance of securities pursuant to exemptions from registration requirements under the Securities Act.

Our sole shareholder, Mark DeFoor, made a firm commitment to loan up to $25,000 to the Company as needed to aid development and start-up of Company operations pending receipt of proceeds from this Offering if a critical need arises for the expenditure of funds prior to Closing. Any such loan will be made on commercially reasonable terms and will be documented by a promissory note.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate if or when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to sell their Shares. The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company’s operating results, announcements of technological innovations, new products and/or services or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards or regulatory requirements affecting the insurance business, general market conditions and other factors. In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company’s common stock.

Shareholders of Our Common Shares

As of the date of this prospectus, we have one shareholder of record.

Rule 144 Shares

There are currently no outstanding warrants for the purchase of shares of common stock and no shares of common stock reserved under any employee stock option plans. As of the date of this prospectus, 3,100,000 shares of common stock are issued and outstanding. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

Upon the date this Registration Statement becomes effective, a total of 900,000 shares of our common stock will become available for sale to the public. The 3,100,000 shares of common stock outstanding as of the date of this prospectus are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering. Pursuant to Rule 144 under the Securities Act, at such time as the Company has become a reporting issuer under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, these restricted shares will become available for resale to the public at the rate of one percent (1%) of total issued and outstanding shares of the Company during a three-month period. In general, under Rule 144, as amended and effective February 15, 2008, an affiliate of a reporting company may resell restricted securities after a six-month holding period, subject to the current public information requirements, volume limitations, manner of sale requirements and notice of proposed sale requirements.

As of the date of this prospectus, one person, who is an affiliate, holds 100% of our outstanding shares of common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to any holder of shares of our common stock.

Dividends

There are no restrictions in our Articles of Incorporation or By-Laws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

We have not entered into any contracts for employment or alternative compensation for any directors or executive officers. There are also no arrangements or plans to provide retirement, pension or similar benefits. We do not currently have any bonus or incentive plans available. However, stock options may be granted at the direction of the board of directors.

Reports to Security Holders

We have filed with the SEC a Registration Statement on Form S-1/A (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This prospectus, which forms part of the registration statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

TITLE STARTS ONLINE, INC.

AS OF DECEMBER 31, 2007

AND FOR THE PERIOD NOVEMBER 13, 2007 (INCEPTION)
THROUGH DECEMBER 31, 2007

AND FOR THE PERIOD ENDED MARCH 31, 2008
(UNAUDITED)

Financial Statements

Previously filed in the Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (File No. 333-149036) filed with the SEC on May 5, 2008 and incorporated herein by reference

Part II
Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its By-Laws. These provisions state that certain persons (hereinafter called "lndemnitees") may be indemnified by a Nevada corporation pursuant to the provisions of applicable law, namely, any person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company will indemnify the Indemnitees in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company will also indemnify the Indemnitees in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification. Before making such indemnification with respect to any situation covered under the foregoing sentence, the Company will make a determination as to whether each Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful. No such indemnification shall be made (where not required by statute) unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

SEC registration fee	$9.00
Blue Sky fees and expenses	$500.00
Printing and shipping expenses	$91.00
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$5,000.00
Transfer agent and miscellaneous expenses	$600.00
Total	$36,200.00

All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales Of Unregistered Securities

In connection with the organization of the Company, the sole shareholder of the Company purchased an aggregate of 3,100,000 shares of Company common stock on November 13, 2007.

The foregoing sale to a director with superior access to all corporate and financial information of the Company was exempt from the registration requirements of the Securities Act on the basis that the transaction did not involve a public offering.

Item 27.  Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation[1]
3.2	By-Laws[1]
4.1	Specimen common stock certificate[1]
5.1	Opinion of Synergy Law Group, LLC[2]
10.1	Escrow Agreement
10.2	Subscription Agreement
23.1	Consent of Synergy Law Group, LLC (see Exhibit 5.1)
23.2	Consent of Schumacher & Associates, Inc. for use of their report[2]

1Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2 (File No. 333-149036) filed with the SEC on February 4, 2008.

2Previously filed as an exhibit to the Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (File No. 333-149036) filed with the SEC on May 5, 2008.

Item 28.  Undertakings

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act of 1933:

(i) we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii) we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) we shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned in the City of Overland Park, State of Kansas on July 1, 2008.

Title Starts Online, Inc.

By: /s/ Mark DeFoor
President and Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Mark DeFoor	President, Chief Executive Officer and Director (principal executive officer; principal financial and accounting officer)	July 1, 2008

/s/ Melissa Yarnell	Secretary	July 1, 2008